Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Anthony Galici

Executive Vice President, Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

INDUS ANNOUNCES AGREEMENT TO ACQUIRE A TWO-BUILDING INDUSTRIAL/LOGISTICS PORTFOLIO

NEW YORK, NEW YORK (August 9, 2021) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS”), a U.S. based industrial/logistics REIT, announced today that it recently entered into an agreement (the “Forward Purchase Agreement”) to acquire, for a purchase price of $31.5 million, an under-construction, approximately 184,000 square foot industrial/logistics portfolio in Nashville, Tennessee (the “Nashville Acquisition”).  The Nashville Acquisition is being developed on speculation by the seller and, upon completion, will be comprised of two buildings located in close proximity to downtown Nashville. Under the terms of the Forward Purchase Agreement, INDUS expects to close on the Nashville Acquisition by the end of the 2021 fourth quarter.

Michael Gamzon, President and Chief Executive Officer of INDUS, commented, “We are very excited to announce our entry into Nashville, a market that is experiencing strong demographic and economic growth and supply constraints for new, well-located industrial/logistics properties. The Nashville Acquisition is one of the few new infill industrial/logistics facilities located near downtown Nashville and has excellent connectivity to the major regional interstates of I-24, I-65 and I-40 through immediate access to Briley Parkway.”

Closing on the purchase of the Nashville Acquisition is subject to a number of contingencies including the satisfactory completion of due diligence by INDUS. There can be no guarantee that the Nashville Acquisition will be completed under its current terms, anticipated timeline, or at all.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 43 buildings totaling approximately 5.3 million square feet (including 33 industrial/logistics buildings aggregating approximately 4.9 million square feet) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding Nashville’s economic growth, the expected closing date of the Nashville Acquisition and continued tenant demand and supply constraints for industrial/logistics buildings in Nashville. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the Securities and Exchange Commission on February 18, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.